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                                                                      EXHIBIT 99


               FORM OF PROXY OF LOUISIANA NATIONAL SECURITY BANK

                        LOUISIANA NATIONAL SECURITY BANK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Shareholders of Louisiana National Security Bank ("LNSB") to be held on May 11, 1998, and the Proxy Statement-Prospectus in connection therewith, (b) appoints Sidney L. Harp, II, Charles M. King, Jr. and Glenn D. Schexnayder, or any one of them (with full power to act alone), my true and lawful attorneys with full power of substitution, for me and in my name, place and stead to vote and act on all shares of common stock of LNSB which the undersigned would be entitled to vote, at the Special Meeting of Shareholders or at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, and (c) revokes any proxies heretofore given.

     1. Proposal to approve an Agreement and Plan of Merger dated December 5, 1997 between Whitney Holding Corporation ("Whitney"), Whitney National Bank ("Whitney Bank") and LNSB and the related Agreement of Merger of LNSB into Whitney Bank (collectively, the "Plan of Merger") pursuant to which, among other things: (a) LNSB would merge into Whitney Bank and (b) each outstanding share of the common stock of LNSB would be converted into shares of Whitney common stock as determined in accordance with the terms of the Plan of Merger.

            ____ FOR           ____ AGAINST           ____ ABSTAIN

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1.


Dated: ______________, 1998

                                                     ___________________________
                                                      (Signature of Shareholder)

(Your signature on this proxy should correspond with the name appearing on your stock certificate. When signing as Executor, Administrator, Trustee, Guardian, Attorney, etc. please indicate your full title. If more than one trustee, all should sign. If stock is held jointly, each joint owner must sign.)

PLEASE DATE, SIGN, AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.